Exhibit 99.1

PTSH Amends Current Incentive Plan

LAS VEGAS, June 17, 2010 -- Company Aims to Preserve Shares

PTS, Inc. (PTSH.OB) today announces that it has amended an existing Employee Stock Incentive Plan to help reduce further dilution of the company's shares.

In March 2005 PTSH filed an Employee Stock Incentive Plan, registering 1,300,000,000 shares. January 2010 PTSH amended the plan to include the definition of independent contractor. Today PTSH makes a bold stand and amends the number of shares registered under the plan to only 679,650,000 shares; the amount already issued since 2005. No further shares will be issued under the current plan.

"The amendment, today, to our Employee Stock Incentive Plan speaks volumes as to our focus moving forward. PTSH is cognate of its share structure and believes our share price is far too low to be offering any type of Incentive Plan. PTSH will no longer be utilizing the current Employee Stock Incentive Plan and no further shares will be issued under the Plan. There is a time and place to offer incentives and at the moment PTSH is focusing on several merger opportunities," stated Interim President and CEO Marc Pintar.

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Safe Harbor Statement Information in this news release may contain statements about future expectations, plans, prospects or performance of PTS, Inc. that constitute forward-looking statements for purposes of the Safe Harbor Provisions under the Private Securities Litigation Reform Act of 1995. The words or phrases "can be", "expects", "may affect", "believed", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. PTS, Inc. cautions you that any forward-looking information provided by or on behalf of PTS, Inc. is not a guarantee of future performance. None of the information in this press release constitutes or is intended as an offer to sell securities or investment advice of any kind. PTS, Inc.'s actual results may differ materially from those anticipated in such forward-looking statements as a result of various important factors, some of which are beyond PTS, Inc.'s control. In addition to those discussed in PTS, Inc.'s press releases, public filings, and statements by PTS, Inc.'s management, including, but not limited to, PTS, Inc.'s estimate of the sufficiency of its existing capital resources, PTS, Inc.'s ability to raise additional capital to fund future operations, PTS, Inc.'s ability to repay its existing indebtedness, the uncertainties involved in estimating market opportunities, and in identifying contracts which match PTS, Inc.'s capability to be awarded contracts. All such forward-looking statements are current only as of the date on which such statements were made. PTS, Inc. does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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